SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        December 14, 2004
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01.  Other Events.

         On December 14, 2004, Unocal Corporation ("Unocal") announced by press release that its wholly owned Union Oil Company of California subsidiary reached a final settlement with Agrium Inc. and Agrium U.S. ("Agrium") of all claims arising from litigation regarding the natural gas sales to Agrium's Kenai, Alaska, fertilizer plant and the original sale of that plant to Agrium by Unocal. Under the settlement, all litigation between the companies will be dismissed with prejudice.

         As part of the settlement, Unocal and Agrium have entered into a new gas sales agreement, which is effective December 1, 2004, with defined monthly gas delivery obligations that terminate on October 31, 2005. Unocal produces natural gas from fields in south Alaska and sells that gas to the Agrium plant as well as to other customers.

         Agrium purchased the fertilizer plant from Unocal in 2000. The Purchase and Sales Agreement ("PSA") for that transaction continues in effect after the settlement. Under the settlement agreement, Unocal will pay Agrium a net amount of $25 million for early termination of the existing gas sales agreement (which originally ran until June 2009), full release of Unocal of all environmental claims, and resolution of all other issues, including certain contingent payments due Unocal under the PSA. The settlement payment is in addition to the remaining liquidated damages due under the existing sales agreement.

         Unocal expects to record a $15 million after-tax charge to earnings in the fourth quarter 2004 as a result of the settlement.

This filing contains forward-looking statements about matters relating to Unocal's settlement of its dispute with Agrium. Although these statements are based upon Unocal's current expectations and beliefs, they are subject to known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those described in, or implied by, the forward-looking statements, including any future disagreements with Agrium regarding the Kenai, Alaska, fertilizer plant; and other factors discussed in Unocal's 2003 Annual Report on Form 10-K, as amended, and subsequent reports filed by Unocal with the Securities and Exchange Commission (SEC File No. 1-8483). Copies of Unocal's SEC filings are available from Unocal by calling 800-252-2233 or from the SEC by calling 800-SEC-0330. The reports are also available on the Unocal web site. Unocal undertakes no obligation to update the forward-looking statements in this filing to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934.


                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               UNOCAL CORPORATION
                                  (Registrant)




Date:  December 15, 2004                     By:  /s/Joe D. Cecil
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                                                 Joe D. Cecil
                                                 Vice President and Comptroller

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